UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 14, 2018

Fabrinet

(Exact name of registrant as specified in its charter)

Cayman Islands	001-34775	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Intertrust Corporate Services (Cayman) Limited

190 Elgin Avenue

George Town

Grand Cayman

KY1-9005

Cayman Islands

(Address of principal executive offices, including zip code)

+66 2-524-9600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02	Results of Operations and Financial Condition.

On August 20, 2018, Fabrinet (“Fabrinet” or the “Company”) issued a press release regarding its financial results for the fiscal quarter and year ended June 29, 2018. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Form 8-K and the exhibit attached shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Fiscal 2019 Salaries

On August 14, 2018, the Compensation Committee (the “Compensation Committee”) of the board of directors of Fabrinet approved an increase to the annual base salary of Seamus Grady, the Company’s chief executive officer, as set forth below. Such salary increase is deemed effective as of June 30, 2018, the first day of the Company’s fiscal year ending June 28, 2019 (“fiscal 2019”). No other named executive officers received increases to their annual base salaries.

Name	Title	Previous Annual Base Salary	Fiscal 2019 Annual Base Salary	Change
Seamus Grady	Chief Executive Officer	$700,000	$775,000	10.7%

Fiscal 2019 Executive Incentive Plan

On August 14, 2018, the Compensation Committee adopted an executive incentive plan (the “Cash Bonus Plan”) for fiscal 2019. The Cash Bonus Plan is an incentive program designed to motivate participants to achieve the Company’s financial objectives, and to reward them for their achievements when those objectives are met. All of the Company’s executive officers pursuant to Section 16 of the Securities Exchange Act of 1934, except Dr. Hong Hou who tendered his resignation to the Company on August 14, 2018, are eligible to participate in the Cash Bonus Plan (individually, a “Participant,” and collectively, the “Participants”). The Cash Bonus Plan provides for a target bonus amount, as set forth in the table below. The maximum bonus that a Participant may receive under the Cash Bonus Plan is such Participant’s target bonus.

Named Executive Officer	Fiscal 2019 Target Bonus
Seamus Grady	$970,000
Dr. Harpal Gill	$1,250,000
Toh-Seng Ng	$835,000

The amount of bonus actually paid to a Participant under the Cash Bonus Plan will be based 50% on achievement of a fiscal 2019 revenue target and 50% on achievement of a fiscal 2019 non-GAAP gross margin target. As achievement of each financial target is considered independently from the other, the Company must meet a threshold for each factor in order for a Participant to receive any credit for that factor. If the Company achieves 100% or more of a target financial metric, bonuses would be paid out at 100% of target with respect to that financial metric component. Achievement of the fiscal 2019 revenue target at a level between approximately 91.1% and 100% will result in a bonus amount for that metric that is scaled from 0% to 100% in a linear fashion. Achievement of the fiscal 2019 non-GAAP gross margin target at a level between approximately 94.1% and 100% will result in a bonus amount for that metric that is scaled from 0% to 100% in a linear fashion.

Equity Award Grants

On August 14, 2018, the Compensation Committee approved the grant, effective as of August 23, 2018 (the “Grant Date”), of the following dollar value of restricted share units (“RSUs”), performance share units (“PSUs”) and “stretch” PSUs (“Stretch PSUs”), rounded down to the nearest whole share, to the following named executive officers of the Company as a component of their fiscal 2019 compensation:

Executive Officer	Grant Date Value of RSUs	Grant Date Value of PSUs	Grant Date Value of Stretch PSUs
Seamus Grady	$1,500,000	$1,750,000	$1,750,000
Dr. Harpal Gill	$1,200,000	$1,500,000	$1,500,000
Toh-Seng Ng	$1,100,000	$1,300,000	$1,300,000

The grants will be made under the Company’s Amended and Restated 2010 Performance Incentive Plan. The RSUs will vest in equal annual installments over a period of three years on the anniversary date of the Grant Date, subject to the individual’s continued service with the Company through each such vesting date.

The PSUs will vest, if at all, following a 2-year performance period, on the date the Compensation Committee certifies achievement of the performance criteria set forth below, subject to the individual’s continued service with the Company through such vesting date. Vesting of the PSUs will be based 50% on achievement of a cumulative fiscal 2019 and fiscal 2020 revenue target (the “PSU Revenue Target”) and 50% on achievement of a cumulative fiscal 2019 and fiscal 2020 non-GAAP gross margin target (the “PSU GM Target”). As achievement of each financial target is considered independently from the other, the Company must meet a threshold for each factor in order for an individual to receive any credit for that factor. If the Company achieves 100% or more of a target financial metric, the PSUs will vest at 100% of target with respect to that financial metric component. Achievement of the PSU Revenue Target at a level between approximately 94.0% and 100% will result in a number of shares vesting for that metric that is scaled from 0% to 100% in a linear fashion. Achievement of the PSU GM Target at a level between approximately 97.9% and 100% will result in a number of shares vesting for that metric that is scaled from 0% to 100% in a linear fashion.

The Stretch PSUs will vest, if at all, following a 2-year performance period, on the date the Compensation Committee certifies achievement of the performance criteria set forth below, subject to the individual’s continued service with the Company through such vesting date. Vesting of the Stretch PSUs will be based 50% on achievement of a cumulative fiscal 2019 and fiscal 2020 revenue target that is higher than the PSU Revenue Target (the “Stretch PSU Revenue Target”) and 50% on achievement of a cumulative fiscal 2019 and fiscal 2020 non-GAAP gross margin target that is higher than the PSU GM Target (the “Stretch PSU GM Target”). As achievement of each financial target is considered independently from the other, the Company must meet a threshold for each factor in order for an individual to receive any credit for that factor. If the Company achieves 100% or more of a target financial metric, the Stretch PSUs will vest at 100% of target with respect to that financial metric component. Achievement of the Stretch PSU Revenue Target at a level between the PSU Revenue Target and 100% will result in a number of shares vesting for that metric that is scaled from 0% to 100% in a linear fashion. Achievement of the Stretch PSU GM Target at a level between the PSU GM Target and 100% will result in a number of shares vesting for that metric that is scaled from 0% to 100% in a linear fashion.

Departure of Named Executive Officer

On August 14, 2018, Dr. Hong Hou, the Company’s Executive Vice President, Chief Technical Officer, resigned from his position with the Company, effective August 25, 2018.

In connection with Dr. Hou’s resignation, on August 20, 2018, the Company entered into a Separation Agreement and Release (the “Separation Agreement”) with Dr. Hou. As consideration for non-disparagement, non-solicitation and non-competition obligations to the Company and Fabrinet USA, Inc. and a full release of all claims related to Dr. Hou’s employment with the Company, Dr. Hou will receive: (1) a lump sum cash payment in the amount of $525,000; (2) a lump sum cash payment in the amount of $60,000, representing reimbursement for health care insurance premiums under COBRA for a period of twelve months; (3) accelerated vesting with respect to an aggregate of 22,926 unvested restricted share units; and (4) payment of accrued vacation, if any.

A copy of the Separation Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

CFO Search

The information set forth in Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01	Other Events.

On August 20, 2018, the Company announced that the Company’s board of directors has retained an executive search firm to assist in identifying and evaluating candidates to replace Toh-Seng Ng, the Company’s Chief Financial Officer. There is no set timeline for this process.

A copy of the press release relating to this announcement is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Separation Agreement and Release, dated August 20, 2018, by and among Fabrinet, Fabrinet USA, Inc. and Dr. Hong Hou

99.1	Press release dated August 20, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FABRINET

By:	/s/ Toh-Seng Ng
Toh-Seng Ng Executive Vice President, Chief Financial Officer

Date: August 20, 2018